                                                                   Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 18, 2002, except for the second paragraph of Note 1 and the third paragraph of Note 12, as to which the date is December 20, 2002, relating to the financial statements and financial statement schedule, which appears in Brooks Automation Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts

October 6, 2003